REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
To the Board of Trustees and the Shareholders of MFS Government Securities Fund:
In planning and performing our audit of the financial statements of MFS Governme nt Securities Fund (the Fund) as of and for the year ended February 28, 2011, in accordance with the standards of the Public Company Accounting Oversight Boar d (United States), we considered the Funds internal control over financial repo rting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financi al statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal con trol over financial reporting. Accordingly, we express no such opinion.The mana gement of the Fund is responsible for establishing and maintaining effective int ernal control over financial reporting. In fulfilling this responsibility, esti mates and judgments by management are required to assess the expected benefits a nd related costs of controls. A funds internal control over financial reportin g is a process designed to provide reasonable assurance regarding the reliabilit y of financial reporting and the preparation of financial statements for externa l purposes in accordance with generally accepted accounting principles. A fund s internal control over financial reporting includes those policies and procedur es that (1)pertain to the maintenance of records that, in reasonable detail, acc urately and fairly reflect the transactions and dispositions of the assets of th e fund; (2) provide reasonable assurance that transactions are recorded as neces sary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund a re being made only in accordance with authorizations of management and trustees of the trust; and (3) provide reasonable assurance regarding prevention or timel y detection of unauthorized acquisition, use, or disposition of a funds assets that could have a material effect on the financial statements.Because of its inh erent limitations, internal control over financial reporting may not prevent or detect misstatements. Also,projections of any evaluation of effectiveness to fu ture periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or p rocedures may deteriorate.A deficiency in internal control over financial report ing exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to pr event or detect misstatements on a timely basis. A material weakness is a defic iency, or a combination of deficiencies, in internal control over financial repo rting, such that there is a reasonable possibility that a material misstatement of the funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was fo r the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (pl acecountry-regionUnited States). However, we noted no deficiencies in the Fund s internal control over financial reporting and its operation, including control s for safeguarding securities, that we consider to be a material weakness, as de fined above, as of February 28, 2011.This report is intended solely for the info rmation and use of management and the Trustees of MFS Government Securities Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 15, 2011